EXHIBIT 99.1

SEACOR HOLDINGS INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

On July 3, 2017, a subsidiary of SEACOR Holdings Inc. (“SEACOR Holdings”) completed the sale of its interest in Illinois Corn Processing, LLC as more fully described below.   The following unaudited pro forma financial statements are being filed in accordance with the requirements of Form 8-K and are derived from the SEACOR Holdings' historical financial statements. The pro forma adjustments give effect to the sale of the interest in ICP and also to the spin-off by SEACOR Holdings of SEACOR Marine Holdings, Inc. which was completed on June 1, 2017 and is more fully described below.

SEACOR Marine Spin-Off

At 11:59 p.m., New York City time, on June 1, 2017 (the “Distribution Date”), SEACOR Holdings Inc. (together with its subsidiaries, the “Company”) completed the spin-off (the “Spin-Off”) of SEACOR Marine Holdings Inc. (“SEACOR Marine”), the company that operated SEACOR Holdings’ offshore marine services business segment, by means of a dividend to SEACOR Holdings’ shareholders of all of the issued and outstanding common stock of SEACOR Marine. SEACOR Marine filed a Registration Statement on Form 10 with the Securities and Exchange Commission describing the Spin-Off that was declared effective on May 11, 2017. Prior to the completion of the Spin-Off, SEACOR Holdings and SEACOR Marine entered into a distribution agreement and several other agreements that will govern their post-Spin-Off relationship. SEACOR Marine is now an independent company with its common stock listed on the New York Stock Exchange under the symbol “SMHI”.

On the Distribution Date, SEACOR Holdings’ shareholders of record as of the close of business on May 22, 2017 received 1.005 shares of SEACOR Marine common stock for each share of SEACOR Holdings common stock held. SEACOR Holdings no longer beneficially owns any shares of SEACOR Marine common stock and will not consolidate SEACOR Marine’s financial results for periods after the Distribution Date.

Illinois Corn Processing Merger

On July 3, 2017, the closing of the transactions contemplated by the Agreement and Plan of Merger dated June 26, 2017 (the “Merger Agreement”), by and among, Illinois Corn Processing Holdings Inc. (“ICPH”), a wholly-owned subsidiary of SEACOR Holdings Inc. (the “Company”), MGPI Processing, Inc., (“MGP” and, together with ICPH, the “Sellers”), Illinois Corn Processing, LLC (“ICP”), Pacific Ethanol Central, LLC (“Buyer”), and ICP Merger Sub, LLC, a wholly-owned subsidiary of Buyer (“Merger Sub”), was consummated. As a result (a) Merger Sub merged with and into ICP (the “Merger”) with ICP being the surviving company and Buyer becoming the sole owner of ICP, and (b) the Sellers’ equity interests in ICP were converted into their respective proportionate percentages (i.e., 70% for ICPH and 30% for MGP) of merger consideration consisting of (i) $30.0 million in cash (the “Cash Consideration Amount”) and (ii) secured promissory notes of Merger Sub (which, pursuant to the Merger, became obligations of ICP) in the aggregate principal amount of approximately $46.7 million.

Accordingly, ICPH received a total of $21.0 million in cash and a promissory note in the principal amount of approximately $32.7 million in connection with the Merger. The principal amount of the promissory note is subject to a working capital adjustment, accrues interest at a rate per annum equal to three-month LIBOR plus an applicable margin of 5% for the first three months, 8% for the next three months and 10% thereafter, and matures on January 3, 2019.

Pro Forma Financial Information

The following unaudited pro forma financial statements are derived from SEACOR Holdings’ historical financial statements. The pro forma adjustments give effect to the Spin-Off and Merger as described in the notes to the unaudited pro forma financial statements. The unaudited pro forma statements of income for the fiscal year ended December 31, 2016 and for the three months ended March 31, 2017 give effect to the Spin-Off and Merger as if it had occurred immediately preceding the periods presented. The unaudited pro forma balance sheet as of March 31, 2017, gives effect to the Spin-Off and Merger as if it had occurred on March 31, 2017.

The pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and expectations, and the Company believes such assumptions are reasonable under the circumstances.

In addition to the Spin-Off and Merger, the Company consummated a number of transactions subsequent to March 31, 2017 which are not reflected in the following unaudited pro forma financial statements, including:

•	The purchase of $7.6 million in principal amount of the Company’s 7.375% Senior Notes for $7.7 million in the aggregate.

•	The purchase of $48.4 million in principal amount of the Company’s 2.5% Convertible Senior Notes for $48.6 million in the aggregate.

•

The repurchase of 110,298 shares of SEACOR common stock for treasury for an aggregate purchase price of $7.6 million from its employees to cover their tax withholding obligations related to share award transactions.

The unaudited pro forma financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of and do not purport to represent, what SEACOR Holdings’ financial condition or operating results would have been had the Spin-Off and Merger occurred on the dates indicated or what SEACOR Holdings’ future financial condition or operating results will be after giving effect to the completion of the Spin-Off and Merger. The pro forma financial information also does not reflect certain financial and operating benefits SEACOR Holdings expects to realize as a result of the Spin-Off and Merger as such benefits are judgmental and not factually supportable. The pro forma financial information information was based on and derived from SEACOR Holdings’ audited consolidated financial statements and SEACOR Holdings’ unaudited condensed consolidated financial statements and should be read in conjunction with SEACOR Holdings’ historical financial statements and accompanying notes.

SEACOR Holdings Inc.

Condensed Consolidated Statement of Income

Three months ended March 31, 2017

(in thousands, except share data, unaudited)

	Actual	Spin Distribution(1)	ICP Merger(3)	Pro forma
Operating Revenues	$190,447	$(34,304)	$(38,385)	$117,758
Costs and Expenses:
Operating	143,964	(33,379)	(36,101)	74,484
Administrative and general	35,427	(13,132)	(751)	21,544
Depreciation and amortization	30,397	(12,503)	(1,175)	16,719
	209,788	(59,014)	(38,027)	112,747
Gains (Losses) on Asset Dispositions and Impairments, Net	4,631	(4,819)	—	(188)
Operating Income (Loss)	(14,710)	19,891	(358)	4,823
Other Income (Expense):
Interest income	2,813	(850)	467	2,430
Interest expense	(13,474)	3,182	64	(10,228)
Guarantee fees	—	76	—	76
Marketable security gains, net	32,574	(11,738)	—	20,836
Derivative gains, net	3,075	89	(334)	2,830
Foreign currency gains, net	1,210	189	—	1,399
Other, net	194	1	(615)	(420)
	26,392	(9,051)	(418)	16,923
Income Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	11,682	10,840	(776)	21,746
Income Tax Expense	1,572	3,206	(232)	4,546
Income Before Equity in Earnings of 50% or Less Owned Companies	10,110	7,634	(544)	17,200
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	546	(438)	—	108
Net Income	10,656	7,196	(544)	17,308
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,573	204	(376)	6,401
Net Income attributable to SEACOR Holdings Inc.	$4,083	$6,992	$(168)	$10,907

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.24			$0.63
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.24			$0.62

Weighted Average Common Shares Outstanding:
Basic	17,074,043			17,226,679
Diluted	17,363,839			17,475,749

SEACOR Holdings Inc.

Condensed Consolidated Statement of Loss

Year ended December 31, 2016

(in thousands, except share data, unaudited)

	Actual	Spin Distribution(1)	ICP Merger(3)	Pro Forma
Operating Revenues	$830,985	$(215,636)	$(177,401)	$437,948
Costs and Expenses:
Operating	597,813	(166,925)	(158,495)	272,393
Administrative and general	138,581	(54,265)	(2,812)	81,504
Depreciation and amortization	124,933	(58,069)	(4,298)	62,566
	861,327	(279,259)	(165,605)	416,463
Losses on Asset Dispositions and Impairments, Net	(142,205)	116,222	—	(25,983)
Operating Income	(172,547)	179,845	(11,796)	(4,498)
Other Income (Expense):
Interest income	19,339	(4,458)	3,068	17,949
Interest expense	(49,726)	10,008	229	(39,489)
Guarantee fees	—	315	—	315
Debt extinguishment gains, net	5,184	—	—	5,184
Marketable security losses, net	(32,199)	45	—	(32,154)
Derivative losses, net	(10,225)	(2,995)	(911)	(14,131)
Foreign currency gains (losses), net	(1,868)	3,312	—	1,444
Other, net	(20,206)	1,490	—	(18,716)
	(89,701)	7,717	2,386	(79,598)
Loss Before Income Tax Benefit and Equity in Losses of 50% or Less Owned Companies	(262,248)	187,562	(9,410)	(84,096)
Income Tax Benefit	(93,830)	62,508	(2,554)	(33,876)
Loss Before Equity in Losses of 50% or Less Owned Companies	(168,418)	125,054	(6,856)	(50,220)
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(27,354)	6,314	—	(21,040)
Net Loss	(195,772)	131,368	(6,856)	(71,260)
Net Income attributable to Noncontrolling Interests in Subsidiaries	20,125	1,103	(3,689)	17,539
Net Loss attributable to SEACOR Holdings Inc.	$(215,897)	$130,265	$(3,167)	$(88,799)

Basic Loss Per Common Share of SEACOR Holdings Inc.	$(12.76)			$(5.25)
Diluted Loss Per Common Share of SEACOR Holdings Inc.	$(12.76)			$(5.25)

Weighted Average Common Shares Outstanding:
Basic	16,914,928			16,914,928
Diluted	16,914,928			16,914,928

SEACOR Holdings Inc.

Condensed Consolidated Balance Sheet

March 31, 2017

(in thousands, unaudited)

	Actual	Spin Distribution(2)	ICP Merger(3)	Pro-forma
ASSETS
Current Assets:
Cash and cash equivalents	$418,903	$(184,209)	$12,855	$247,549
Restricted cash	4,065	(1,811)	—	2,254
Marketable securities	98,189	(785)	—	97,404
Trade and other receivables	196,519	(56,981)	(7,201)	132,337
Receivable from SEACOR Marine	—	9,495	—	9,495
Receivable from ICP	—	—	780	780
Inventories	19,385	(3,421)	(12,913)	3,051
Prepaid expenses and other	8,998	(3,068)	(1,316)	4,614
Total current assets	746,059	(240,780)	(7,795)	497,484
Property and Equipment, Net	1,687,451	(638,364)	(33,209)	1,015,878
Investments, at Equity, and Advances to 50% or Less Owned Companies	297,162	(114,767)	—	182,395
Construction Reserve Funds	147,955	(83,477)	—	64,478
Goodwill	32,787	—	—	32,787
Intangible Assets, Net	19,519	—	—	19,519
Other Assets	24,045	(6,176)	32,686	50,555
	$2,954,978	$(1,083,564)	$(8,318)	$1,863,096
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$364,583	$(196,316)	$—	$168,267
Accounts payable and accrued expenses	66,749	(26,399)	(2,353)	37,997
Other current liabilities	103,088	(43,291)	(903)	58,894
Total current liabilities	534,420	(266,006)	(3,256)	265,158
Long-Term Debt	733,214	(104,692)	101	628,623
Exchange Option Liability	16,809	(16,809)	—	—
Deferred Income Taxes	311,949	(116,880)	6,251	201,320
Deferred Gains and Other Liabilities	131,717	(38,820)	—	92,897
	1,728,109	(543,207)	3,096	1,187,998
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	380	—	—	380
Additional paid-in capital	1,527,460	12,624	—	1,540,084
Retained earnings	914,806	(540,848)	11,608	385,566
Shares held in treasury, at cost	(1,364,172)	—	—	(1,364,172)
Accumulated other comprehensive loss, net of tax	(11,024)	10,679	(1)	(346)
	1,067,450	(517,545)	11,607	561,512
Noncontrolling interests in subsidiaries	159,419	(22,812)	(23,021)	113,586
Total equity	1,226,869	(540,357)	(11,414)	675,098
	$2,954,978	$(1,083,564)	$(8,318)	$1,863,096

Notes to Unaudited Pro Forma Financial Data

(1)	Represents adjustments to reflect the consummation of the SEACOR Marine Holdings Inc. Spin-Off and related transactions.

(2)

Represents adjustments to reflect the consummation of the Spin-Off of SEACOR Marine and related transactions. In the Spin-Off, holders of SEACOR restricted stock that was issued under SEACOR’s stock plans were issued 1.005 shares of SEACOR Marine common stock even though the restrictions on their SEACOR restricted stock had not lapsed. These adjustments include the acceleration of compensation expense in connection with the issuance of such non-restricted shares of SEACOR Marine common stock to holders of SEACOR restricted stock awards.

(3)	Represents adjustments to reflect the consummation of the Merger of ICP and related transactions.